UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Sepulveda Blvd, Suite 500 El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 252-8100

2001 Aerojet Road Rancho Cordova, California 95742
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2016, Aerojet Rocketdyne Holdings, Inc. (the “Company”) announced the appointment of Paul R. Lundstrom as the Company’s Vice President of Finance and Chief Financial Officer, effective November 7, 2016. Kathleen E. Redd, the Company’s current Chief Financial Officer, will assist Mr. Lundstrom in this transition and continue to support the Company through the filing of its 2016 Annual Report.

Mr. Lundstrom, 41, joins the Company from United Technologies Corporation (“UTC”) where he most recently served as the vice president of Investor Relations. He joined UTC in 1997. In his prior positions, he was the vice president of finance for the Building & Industrial Systems and Climate, Controls & Security businesses in Asia and the vice president of finance for UTC’s Carrier commercial HVAC business in North America. Before moving to Carrier in 2006, Mr. Lundstrom worked in UTC’s aerospace and defense business, Hamilton Sundstrand. He received his Master of Business Administration from Columbia University, and his Bachelor of Science from Truman State University. Mr. Lundstrom is a Certified Public Accountant.

Mr. Lundstrom does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Lundstrom is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Pursuant to the terms of Mr. Lundstrom’s offer letter, attached hereto as Exhibit 10.1, he will receive an annual base salary of $430,000 and will also be eligible to receive the following: (i) an annual target incentive opportunity of 65% of base salary, (ii) a long-term incentive target of 135% of base salary, (iii) relocation assistance, (iv) a cash sign on bonus of $100,000, and (v) three (3) weeks of paid time off per annum. Additionally, consistent with the terms of Mr. Lundstrom’s offer letter, Mr. Lundstrom will be granted 40,000 restricted shares of the Company’s common stock effective as of the date his employment begins. These shares will vest ratably in tranches of one-third on the anniversary of the grant date over three years.

The foregoing description of Mr. Lundstrom’s offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On October 25, 2016, the Company issued a press release announcing the appointment of Paul R. Lundstrom to serve as the Company’s Vice President of Finance and Chief Financial Officer beginning on November 7, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Exhibits

	10.1	Offer Letter between Aerojet Rocketdyne Holdings, Inc. and Paul R. Lundstrom, dated September 27, 2016.

99.1	Press Release, dated October 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2016	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Arjun L. Kampani
		Name:	Arjun L. Kampani
		Title:	Vice President, General Counsel and Secretary